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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - February 17, 2004


                            Sotheby's Holdings, Inc.
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              (Exact name of registrant as specified in its charter)


         Michigan                       1-9750                 38-2478409
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(State or other jurisdiction of     (Commission File          (IRS Employer
 incorporation or organization)         Number)             Identification No.)


38500 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan                                    48303
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:   (248) 646-2400
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ITEM 2. Acquisition or Disposition of Assets

On February 17, 2004, Sotheby's Holdings, Inc. (the "Company") sold its domestic real estate brokerage business, Sotheby's International Realty, Inc., to a subsidiary of Cendant Corporation ("Cendant") for $100.7 million, which consisted of approximately $98.9 million in cash and the assumption of a $1.8 million note payable. The purchase price is subject to customary, post-closing adjustments. Net cash proceeds from the sale, after deducting approximately $5.0 million in expenses, were $93.9 million. Additionally, in conjunction with the transaction described above, the Company entered into an agreement with Cendant to license the Sotheby's International Realty trademark and certain related trademarks in exchange for an ongoing license fee. The license agreement, which is for an initial 50-year term with a 50-year renewal option, is applicable to Canada, Israel, Mexico, the United States (the "U.S.") and certain Caribbean countries. The other non-U.S. offices and affiliates of the Company's real estate brokerage business, which are not significant to the Company's overall operations, will continue to operate as Sotheby's International Realty under current management. However, Cendant has an option to acquire certain of these offices and affiliates and a license to use the related trademarks in other countries outside the U.S. during the five-year period following February 17, 2004 for a nominal amount.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (b)     Pro Forma Financial Information

         The pro forma financial information required by this item is hereby included in Exhibit 99.1 attached hereto.

 (c)     Exhibits

         99.1   Pro forma financial information of Sotheby's Holdings, Inc.

         99.2 Stock Purchase Agreement by and among NRT Incorporated as the Purchaser, Sotheby's Holdings, Inc. as the Seller, and Cendant Corporation as the Purchaser Guarantor; dated as of February 17, 2004

         99.3 Trademark License Agreement among SPTC, Inc. as Licensor, Sotheby's Holdings, Inc. as Guarantor,




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                Monticello Licensee Corporation as Licensee, and Cendant
                Corporation as Guarantor; dated as of February 17, 2004




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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SOTHEBY'S HOLDINGS, INC.



                                    By:    /s/ Michael L. Gillis
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                                           Michael L. Gillis
                                           Senior Vice President,
                                           Controller and Chief
                                           Accounting Officer


                                    Date:  March 2, 2004
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